Exhibit 99.4

Bread Financial Declares Dividend on Common Stock

COLUMBUS, Ohio – January 26, 2023 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions, today announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on the Company’s common stock, payable on March 17, 2023 to stockholders of record at the close of business on February 10, 2023.

About Bread Financial™
Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.

Headquartered in Columbus, Ohio, Bread Financial is powered by its 6,000+ global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.

###
Bread Financial

Brian Vereb — Investor Relations
Brian.Vereb@breadfinancial.com

Shelley Whiddon — Media
214-494-3811
Shelley.Whiddon@breadfinancial.com

Rachel Stultz — Media
614-729-4890
Rachel.Stultz@breadfinancial.com